Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D55973-TBD ENTERPRISE FINANCIAL SERVICES CORP 150 NORTH MERAMEC AVE CLAYTON, MO 63105 ENTERPRISE FINANCIAL SERVICES CORP 1. Proposal 1, a proposal to approve the Agreement and Plan of Merger, dated April 26, 2021, by and among Enterprise Financial Services Corp, Enterprise Bank & Trust, First Choice Bancorp and First Choice Bank, a copy of which was included with the joint proxy statement/prospectus as Appendix A, or the merger agreement, and the merger contemplated by the merger agreement, including the issuance of shares of Enterprise Financial Services Corp's common stock to holders of First Choice Bancorp common stock pursuant to the merger agreement. We refer to this proposal as the Enterprise merger and share issuance proposal. 3. Proposal 3, a proposal to adjourn or postpone the Enterprise Financial Services Corp Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Enterprise merger and share issuance proposal and/or the Enterprise charter amendment proposal. 2. Proposal 2, a proposal to approve an amendment to Enterprise Financial Services Corp's certificate of incorporation to increase the number of authorized shares of Enterprise common stock from 45,000,000 shares to 75,000,000 shares. We refer to this proposal as the Enterprise charter amendment proposal. The Board of Directors recommends you vote FOR Proposals 1, 2, and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! ! ! ! ! ! ! ! !

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Materials are available at www.proxyvote.com. ENTERPRISE FINANCIAL SERVICES CORP PROXY FOR SPECIAL MEETING OF STOCKHOLDERS July 20, 2021 – 3:00 p.m., Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) James B. Lally and Keene S. Turner, or either of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Services Corp common stock that the stockholder(s) would be entitled to vote on all matters that properly come before the Special Meeting of Stockholders and at any adjournment(s) or postponement(s). The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this proxy card. This proxy card, when properly executed will be voted as directed. If this proxy card is signed and returned by the stockholder(s) and no specifications are indicated, the proxies are authorized to vote "FOR" Proposals 1, 2, and 3. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Special Meeting of Stockholders and at any adjournment(s) or postponement(s). SHARES HELD IN THE EFSC INCENTIVE SAVINGS PLAN This proxy is also to be used by current or former employees of Enterprise Financial Services Corp or its subsidiaries who have allocated investment funds to the EFSC Common Stock Fund in the EFSC Incentive Savings Plan (the "Savings Plan") to give voting instructions to the Savings Plan trustees. This proxy, when properly executed and delivered prior to 11:59 p.m. on July 17, 2021, will be voted by the Savings Plan trustees as directed. Continued and to be signed on reverse side